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Exhibit 3.64

Articles of Incorporation
of
Summit Research Corporation

        The undersigned, acting as incorporator of a corporation under the Alabama Business Corporation Act, adopts the following Articles of Incorporation for such Corporation:

        FIRST:    The name of the corporation is Summit Research Corporation

        SECOND:    The period of its duration is perpetual.

        THIRD:    The purpose or purposes for which the Corporation is organized is to carry on or transact any business for which corporations may be incorporated in the State of Alabama and to do any and all things as are incidental or conducive to the attainment to the objects of this Corporation, to the same extent as natural persons might or could do in Alabama and in any part of the world, as principal, factor, agent, contractor or otherwise, either alone or in conjunction with any person, firm, association, corporation or any entity of whatsoever kind; and to do any and all such acts and things and to exercise any and all such powers to the fullest extent authorized or permitted to a corporation under any laws that may be now or hereafter applicable or available to this Corporation.

        FOURTH:    The aggregate number of shares of stock which the Corporation shall have the authority to issue is One Thousand (1,000) shares, at a par value of One Dollar ($1.00) per share.

        FIFTH:    This Corporation may from time to time issue its shares of stock for such consideration (but for not less than par) as may be fixed by the Board of Directors and may receive payment thereof, in whole or in part, in cash, labor done, personal property (tangible and intangible) or real property. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such labor, personal property or real property, shall be conclusive. Any and all shares so issued for which the consideration so fixed shall have been paid or delivered shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payment in respect thereof.

        SIXTH:    This Corporation may, from time to time, lawfully enter into any agreement to which all, or less than all, of the holders of record of the issued and outstanding shares of its capital stock shall be parties, restricting the transfer of any or all shares of its capital stock represented by certificates therefor upon such reasonable terms and conditions as may be approved by the Board of Directors of this Corporation, provided that such restrictions be stated upon each certificate representing such shares.

        SEVENTH:    The By-Laws of the Corporation shall contain provisions for the regulation and management of the affairs of the Corporation not inconsistent with any provisions of the Articles of Incorporation, and not inconsistent with the Laws of the State of Alabama. The initial By-Laws of the Corporation shall be adopted by the Stockholders. The By-Laws of the Corporation shall be subject to alteration, amendment or repeal, and new By-Laws may be adopted by the affirmative vote of the holders of a majority of the shares of the common stock present in person or by proxy at any annual or special meeting of the Stockholders and entitled to vote thereat, a quorum being present. The By-Laws may also be amended in the interim between Stockholders' meetings by a majority vote of the Board of Directors.

        EIGHTH:    The corporate power shall be exercised by the Board of Directors, except as otherwise provided by statute or by these Articles of Incorporation. The Board of Directors is expressly authorized to fix and determine the date or dates for the declaration and payment of dividends; and to direct and determine the use and disposition of any surplus or net profits over and above the capital stock paid in. The Corporation may, in its By-Laws, confer powers upon its Board of Directors in addition to the powers and authorities expressly conferred upon directors by statute, or by this provision.

        NINTH:    The Corporation shall indemnify each of its Officers and Directors, whether or not then in office, (and his executor, administrator and heirs) against all reasonable expenses actually and necessarily incurred by him in connection with the defense of any litigation to which he may have been made a party because he is or was a Director or Officer of the Corporation. Such Officer 6r Director shall have no right to reimbursement, however, in relation to matters as to which he has been adjudged liable to the Corporation for negligence or misconduct in the performance of his duties. The right to indemnity for expenses shall also apply to expenses of suits which are compromised or settled if the court having jurisdiction of the action shall approve such settlement.

        TENTH:    The holders of the common stock of the Corporation shall have no preemptive rights.

        ELEVENTH:    The address of the initial registered office of the Corporation is 7623 Quail Drive SW, Huntsville, Alabama 35802, and the name of its initial registered agent at such address is Ronald C. Wicks.

        TWELFTH:    The number of Directors constituting the initial Board of Directors of the Corporation is one (1), and the name and address of the person who is to serve as the sole member of the Board of Directors until the first annual meeting of shareholders or until his successor is elected and shall qualify is:

    Ronald C. Wicks
    7623 Quail Drive SW
    Huntsville, Alabama 35802

        THIRTEENTH:    The name and address of the incorporator is:

    Ronald C. Wicks
    7623 Quail Drive SW
    Huntsville, Alabama 35802

        DATED this the 25 day of October, 2001.

/s/ Ronald C. Wicks RONALD C. WICKS

STATE OF ALABAMA
COUNTY OF MADISON

        I, the undersigned, a Notary Public in and for said County and State, hereby certify that the above signed incorporator, who is known to me appeared before me, and subscribed his name, on the date set forth above.

/s/ D. Ashley Jones Notary Public My Commission Expires: 12/28/2003

This instrument prepared by:
D. Ashley Jones
 WILMER & LEE, P.A.
100 Washington Street
Suite 200
Huntsville, AL 35801
(256) 533-1445

 Articles of Amendment
to
Articles of Incorporation
of
Summit Research Corporation

        Pursuant to Section 10-2B-10.06, Code of Alabama of 1975, as amended, the following information is hereby submitted in conjunction with the Amendment to the Articles of Incorporation of Summit Research Corporation, an Alabama corporation:

  1.
  The name of the Corporation is Summit Research Corporation.

  2.
  The Articles of Incorporation are hereby amended to delete therefrom Article Fourth, in its entirety, and add in its place and stead, as such Article Fourth, the following:

          "The aggregate number of shares which the Corporation shall have authority to issue shall be One Hundred Thousand (100,000) shares, at the par value of One Cent ($0.01) per share."

  3.
  The date of the adoption of the Amendment to the Articles of Incorporation by the shareholders of the Corporation was on April 1, 2002.

  4.
  The number of shares of stock outstanding and entitled to vote at such meeting was 1,000 shares. No shares were entitled to vote as a separate voting group.

  5.
  The number of shares of stock voting for such Amendment were 1,000, and no shares of stock voted against such Amendment.

  6.
  Such Amendment does not provide for an exchange, reclassification or cancellation of issued shares.

        These Articles of Amendment are executed this date by Ronald C. Wicks as President of Summit Research Corporation.

/s/ Ronald C. Wicks Ronald C. Wicks, President

1

        The foregoing Articles of Amendment to the Articles of Incorporation of Summit Research Corporation are hereby verified by the undersigned Ronald C. Wicks, President of Summit Research Corporation, by her hereby confirming the correctness, truth and authenticity of the matters set forth therein.

/s/ Ronald C. Wicks Ronald C. Wicks, President

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  Exhibit 3.64
Articles of Amendment to Articles of Incorporation of Summit Research Corporation